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ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

WFRBS Commercial Mortgage Trust 2012-C7, Commercial Mortgage Pass-Through Certificates, Series

2012-C7 (the “Trust”)

I, William A. Clarkson, on behalf of Torchlight Loan Services, LLC, as special servicer (the “Certifying Servicer”), certify to RBS Commercial Funding Inc., the Depositor, each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.       I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during that proportion of the preceding year, from January 1 to September 20, 2018 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.      To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

Date: February 28, 2019

TORCHLIGHT LOAN SERVICES, LLC

By: /s/ William A. Clarkson

Name: William A. Clarkson

Title: Authorized Signatory

280 Park Avenue, New York, NY 10017

T 212.883.2800   F 212.883.2560

E info@torchlightloanservices.com

www.torchlightinvestors.com